EXHIBIT 99.1

ELINEAR ANNOUNCES FISCAL 2003 RESULTS AND A 76% INCREASE IN REVENUE

HOUSTON, TEXAS February 5, 2004 - eLinear, Inc. (OTCBB: ELIN) announced today its financial results for fiscal 2003 and an increase in revenue of 76% over fiscal 2002. The company intends to file its Form 10-KSB with the Securities and Exchange Commission next week.

Kevan Casey, CEO of eLinear, stated, "We have had an extremely busy year with the merger of NetView into eLinear and the acquisition of NewBridge Technologies, which adds to our full line of IT solutions. We believe we are poised for growth in fiscal 2004 and have recently announced $5.9 million in private placements of our securities which will be used for working capital and to pursue acquisitions which we believe is necessary in order to continue the revenue growth we have been experiencing."

RESULTS OF OPERATIONS AS OF DECEMBER 31, 2003 AND 2002

                                                        Year Ended December 31,
                                                       -------------------------
                                                           2003         2002
                                                       ------------  -----------
Revenue                                                $13,598,490   $7,733,119
Cost of sales                                           11,464,755    6,757,097
                                                       ------------  -----------
  Gross profit                                           2,133,735      976,022
Operating expenses                                      (3,171,553)    (765,698)
Other income (expense)                                      15,617      (10,930)
                                                       ------------  -----------
Net income (loss)                                      $(1,022,201)  $  199,394
                                                       ============  ===========

PRO FORMA RESULTS OF OPERATIONS AS OF DECEMBER 31, 2003 AND 2002

     The following condensed statements of income for the years ended December 31, 2003 and 2002, have been prepared as if the reverse merger of NetView Technologies, Inc. into eLinear, Inc. and the acquisition of NewBridge Technologies, Inc. had occurred on January 1, 2002.

                                                       Year Ended  December 31,
                                                      --------------------------
                                                          2003          2002
                                                      ------------  ------------
                              Revenue                 $14,143,618   $ 9,120,099
                              Cost of sales            11,838,587     7,852,795
                                                      ------------  ------------
                                Gross profit            2,305,031     1,267,304
                              Operating expenses       (3,411,941)   (1,511,214)
                              Other income (expense)       13,697       (20,904)
                                                      ------------  ------------
                              Net loss                $(1,093,213)  $  (264,814)
                                                      ============  ============


ABOUT  ELINEAR,  INC.

eLinear, Inc. is a total Information Technology solutions provider of technology consulting, network and storage solutions infrastructure and a provider of digital voice, data, video and security services for both commercial and residential customers. Typically, the company's customers are Fortune 2000 and small to medium business


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organizations.  eLinear's  services are offered to companies seeking to increase productivity or reduce costs through investing in technology. A majority of the company's customers are located in Houston, Texas.

SAFE  HARBOR  STATEMENT

This press release contains statements that may constitute forward-looking statements, including the company's ability to continue its revenue growth and to make additional acquisitions. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about eLinear's future business and financial results, refer to eLinear's Annual Report on Form 10-KSB for the year ended December 31, 2003, to be filed with the SEC. eLinear undertakes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.

FOR  MORE  INFORMATION  CONTACT:

     KEVAN CASEY, CEO

     PHONE: (713) 896-0500

     E-MAIL: INVESTORRELATIONS@ELINEAR.COM


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